FLEXSHARES TRUST

FORM N-SAR

File No. 811-22555

Fiscal Period Ended April 30, 2014

Exhibit Index

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Exhibits

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

(e)(1) Amended and Restated Expense Reimbursement Agreement, dated March 1, 2014, by and between FlexShares Trust and Northern Trust Investment, Inc. is incorporated by reference to Exhibit (d)(7) in Registrant's Post-Effective Amendment No. 42 filed with the Commission on February 28, 2014 (Accession No. 0001193125-14-077721).

 ACTIVE/ 76029464.1

PHTRANS/ 998580.2